UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities and Exchange Act of 1934

Date of Report: April 25, 2002

INSIGHT ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25092	86-0766246

(State or other jurisdiction	(Commission	(I.R.S. Employer

of incorporation)	File Number)	Identification No.)

1305 West Auto Drive, Tempe, Arizona	85284

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(480) 902-1001

Item 7. Financial Statements and Exhibits.
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
COMBINED BALANCE SHEETS
COMBINED STATEMENTS OF INCOME
COMBINED STATEMENT OF RETAINED EARNINGS
COMBINED STATEMENTS OF CASH FLOWS
NOTES TO COMBINED FINANCIAL STATEMENTS
INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET DECEMBER 31, 2001
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS YEAR ENDED DECEMBER 31, 2001
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
EXHIBIT INDEX
EX-23.1

Insight Enterprises, Inc. hereby amends its report on Form 8-K dated April 25, 2002 and filed May 10, 2002 to include in Item 7 thereof the following:

Item 7. Financial Statements and Exhibits.			Page

(a	)	Financial statements of business acquired

		Comark, Inc. and Affiliates

		Report of Independent Certified Public Accountants	3

		Combined Balance Sheets – December 29, 2001 and December 30, 2000	4

		Combined Statements of Income – For each of the years in the three-year period ended December 29, 2001	5

		Combined Statement of Retained Earnings – For the three years ended December 29, 2001	6

		Combined Statements of Cash Flows – For each of the years in the three-year period ended December 29, 2001	7

		Notes to Combined Financial Statements	8

(b	)	Pro forma financial information

		Insight Enterprises, Inc. Unaudited Pro Forma Condensed Consolidated Financial Statements

		Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements	18

		Unaudited Pro Forma Condensed Consolidated Balance Sheet — December 31, 2001	19

		Unaudited Pro Forma Condensed Consolidated Statement of Earnings – For the year ended December 31, 2001	20

		Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	21

(c	)	Exhibits

               See the Exhibit Index, following the signatures to this Report, which Exhibit Index is incorporated herein by reference.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Comark, Inc. and Affiliates

We have audited the accompanying combined balance sheets of Comark, Inc. and Affiliates as of December 29, 2001 and December 30, 2000 and the related combined statements of income, retained earnings and cash flows for each of the three years in the period ended December 29, 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Comark, Inc. and Affiliates as of December 29, 2001 and December 30, 2000 and the combined results of their operations and their combined cash flows for each of three years in the period ended December 29, 2001, in conformity with accounting principles generally accepted in the United States of America.

GRANT THORNTON, LLP

Chicago, Illinois
February 27, 2002, except for the second and
   third paragraphs of note N, as to which the
   date is April 25, 2002

Comark, Inc. and Affiliates
COMBINED BALANCE SHEETS

	December 29,	December 30,
	2001	2000

ASSETS

Current assets

Cash and cash equivalents	$—	$—

Accounts receivable — net of allowance for doubtful accounts of $1,600,000 at December 29, 2001, and $2,000,000 at December 30, 2000	155,115,447	220,408,293

Merchandise inventory	43,342,013	59,611,027

Prepaid expenses	2,090,925	1,112,105

Total current assets	200,548,385	281,131,425

Property and equipment — net	15,111,358	15,412,904

Other assets	43,060	99,780

Total assets	$215,702,803	$296,644,109

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities

Outstanding checks	$3,417,498	$23,074,532

Notes payable to bank	—	55,400,000

Accounts payable	97,382,651	126,976,274

Accrued liabilities	18,331,530	20,624,008

Accrued income taxes	687,998	234,918

Total current liabilities	119,819,677	226,309,732

Deferred compensation	2,890,416	257,036

Shareholders’ equity

Common stock	8,000	8,000

Paid-in capital	5,201,666	4,001,666

Retained earnings	87,783,044	66,067,675

Total shareholders’ equity	92,992,710	70,077,341

Total liabilities and shareholders’ equity	$215,702,803	$296,644,109

The accompanying notes are an integral part of these statements.

Comark, Inc. and Affiliates
COMBINED STATEMENTS OF INCOME
Years ended

	December 29,	December 30,	January 1,
	2001	2000	2000

Net sales	$1,467,549,421	$1,562,807,442	$1,554,646,406

Cost of sales	1,321,121,216	1,453,483,062	1,455,904,389

Gross profit	146,428,205	109,324,380	98,742,017

Operating expenses

Selling, general and administrative expense	102,149,941	89,461,595	81,735,579

Restructuring expense	—	—	2,900,000

	102,149,941	89,461,595	84,635,579

Income from operations	44,278,264	19,862,785	14,106,438

Other expenses

Interest expense	2,464,130	5,650,036	6,757,463

Other expense, net	901,133	488,987	205,406

	3,365,263	6,139,023	6,962,869

Income before state income taxes	40,913,001	13,723,762	7,143,569

State income tax expense	798,000	340,000	139,000

Net income	$40,115,001	$13,383,762	$7,004,569

The accompanying notes are an integral part of these statements.

Comark, Inc. and Affiliates
COMBINED STATEMENT OF RETAINED EARNINGS
Three years ended December 29, 2001

Balance at January 2, 1999	$68,501,696

Net income	7,004,569

Subchapter S distributions paid	(16,940,352)

Balance at January 1, 2000	58,565,913

Net income	13,383,762

Subchapter S distributions paid	(5,882,000)

Balance at December 30, 2000	66,067,675

Net income	40,115,001

Subchapter S distributions paid	(18,399,632)

Balance at December 29, 2001	$87,783,044

The accompanying notes are an integral part of these statements.

Comark, Inc. and Affiliates
COMBINED STATEMENTS OF CASH FLOWS
Years ended

	December 29,	December 30,	January 1,
	2001	2000	2000

Cash flows from operating activities

Net income	$40,115,001	$13,383,762	$7,004,569

Adjustments to reconcile net income to net cash provided by operating activities

Depreciation and amortization	5,873,227	6,602,950	5,854,407

Provision for losses on accounts receivable	1,870,451	3,489,611	4,958,185

Deferred compensation	2,581,864	97,000	139,000

Loss on disposal of property and equipment	453,517	89,803	22,680

(Increase) decrease in assets

Accounts receivable	63,422,395	(41,889,811)	(15,416,058)

Merchandise inventory	16,269,014	(10,054,261)	6,731,192

Prepaid expenses	(978,820)	2,926,665	(2,673,951)

Other assets	56,720	(8,852)	2,448

Increase (decrease) in liabilities Accounts payable	(29,593,623)	40,242,938	(6,901,760)

Accrued liabilities	(2,292,478)	3,086,987	6,223,747

Accrued income taxes	453,080	201,910	(567,418)

Deferred compensation	51,516	31,251	(73,915)

Total adjustments	58,166,863	4,816,191	(1,701,443)

Net cash provided by operating activities	98,281,864	18,199,953	5,303,126

Cash flows from investing activities

Payments for purchases of property and equipment	(6,034,968)	(4,520,456)	(5,813,778)

Proceeds from sale of property and equipment	9,770	—	3,300

Net cash (used in) investing activities	(6,025,198)	(4,520,456)	(5,810,478)

Cash flows from financing activities

Borrowings under notes payable to bank	1,862,500,000	2,500,100,000	4,920,300,000

Principal payments of notes payable to bank	(1,917,900,000)	(2,522,200,000)	(4,920,500,000)

Proceeds from paid-in capital contribution	1,200,000	2,000,000	1,100,000

Subchapter S distributions paid	(18,399,632)	(5,882,000)	(16,940,352)

Net cash (used in) financing activities	(72,599,632)	(25,982,000)	(16,040,352)

Net increase (decrease) in cash and cash equivalents	19,657,034	(12,302,503)	(16,547,704)

Cash (outstanding checks) and cash equivalents at beginning of year	(23,074,532)	(10,772,029)	5,775,675

Cash (outstanding checks) and cash equivalents at end of year	$(3,417,498)	$(23,074,532)	$(10,772,029)

Supplemental disclosure of cash flow information

Interest paid	$2,386,854	$5,476,098	$6,737,804

State income taxes paid	388,229	178,337	644,223

Supplemental disclosure of non-cash financing activities

Reclassification of amounts in common stock to

paid-in capital due to merger (see note F)	—	1,000	—

The accompanying notes are an integral part of these statements.

Comark, Inc. and Affiliates
NOTES TO COMBINED FINANCIAL STATEMENTS
December 29, 2001, December 30, 2000 and January 1, 2000

NOTE A — BASIS OF PRESENTATION AND NATURE OF BUSINESS

Effective April 19, 1994, Comark, Inc. spun-off in a non-cash distribution three separate companies: Comark Corporate Sales, Inc., Comark Government and Education Sales, Inc., and W.C. Enterprises, Inc. (formerly known as USA Flex, Inc.) which, along with USA Fulfillment, Inc. organized in 1996 and Comark Investments, Inc. organized in 1998, are collectively referred to with Comark, Inc. as the “Company”. On January 20, 2000, W.C. Enterprises, Inc. merged with Comark, Inc. in a non-cash transaction. The accompanying financial statements combine the accounts of each of these affiliated companies due to common ownership. All significant intercompany balances and transactions have been eliminated.

Effective December 29, 2001, a new entity, 99% owned by Comark, Inc. was also formed. This new entity, Comark Capital, LLC, was formed in a tax-free organization with all related assets and liabilities transferred from Comark, Inc. Comark Investments, Inc., formed in 1998, still remains a separate legal entity.

The Company sells brand-name microcomputers, peripherals, networking products, software and accessories principally in the United States of America using a multi-channel distribution strategy. The Company sells, through a dedicated sales force, to corporate and institutional customers, federal and state governments and agencies, and value added dealers.

NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows. The Company reports on a 52-53 week year-end.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. The carrying amount approximates fair value.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out (“FIFO”) method. Inventories consist primarily of finished goods purchased or assembled for resale.

Comark, Inc. and Affiliates
NOTES TO COMBINED FINANCIAL STATEMENTS — CONTINUED
December 29, 2001, December 30, 2000 and January 1, 2000

NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued

Depreciation

Equipment, furniture and fixtures are stated at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, typically five years. Accelerated methods of depreciation are principally followed for financial and income tax purposes. Amortization of leasehold improvements is provided for over the term of the related lease or the service lives of the improvements, whichever is shorter.

Repairs and maintenance expenditures are charged to expense when incurred. Expenditures for improvements are capitalized. Upon sale or retirement, the related cost and accumulated depreciation or amortization is removed from the respective accounts, and any resulting gain or loss is included in operations.

Long-lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the fair value of an asset is determined to be less than the carrying amount of the asset, a loss is recognized for the difference.

Income Taxes

Effective April 3, 1988, Comark, Inc. elected to be taxed under the provisions of Subchapter “S” of the Internal Revenue Code (“IRC”). Effective April 19, 1994, three new corporations were organized by Comark, Inc., and the shares of those corporations were distributed to the shareholders of Comark, Inc. in a transaction intended to be tax free under Section 355 of the IRC. All of the corporations, as well as subsequently formed corporations, elected Subchapter “S” status. Under this election, the income taxes on the net earnings are payable personally by the shareholders and not the Company. Accordingly, no tax expense, except for certain state taxes, has been provided in the combined financial statements.

Revenue Recognition

Revenue is recognized upon shipment. The Company will hold product after billing, pursuant to customer request under limited specific conditions which conform to the guidelines for “Bill and Hold” transactions under Staff Accounting Bulletin No. 101-“Revenue Recognition in Financial Statements”. The amount of such product is immaterial. The Company allows certain customers to return product for exchange or credit subject to limitations. Sales returns have historically not been significant. Service contract revenue is recognized ratably over the contractual period; other service revenue is recognized as services are provided.

Comark, Inc. and Affiliates
NOTES TO COMBINED FINANCIAL STATEMENTS — CONTINUED
December 29, 2001, December 30, 2000 and January 1, 2000

NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued

Revenue Recognition — Continued

Effective with the December 29, 2001, reporting, the Company adopted the provisions of EITF 99-19, “Reporting Revenue Gross as a Principal versus Net as an Agent” and reduced net sales and cost of sales in fiscal year 2001 by approximately $57,223,000 relating to software upgrade sales, third party service revenue and warranty sales. Such sales were immaterial in prior periods.

Advertising

Advertising costs are expensed as incurred. Reimbursements for advertising costs are recognized as they are earned. Advertising expense for the years ended December 29, 2001, December 30, 2000 and January 1, 2000, totaled approximately $4,360,000, $2,667,000 and $4,934,000, respectively.

Product Warranty

The Company passes through vendor warranties to its customers. Warranty expenses have historically not been significant.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk

The Company sells its products to a large base of corporate and institutional customers, federal and state governments and agencies, and value added dealers on open credit. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company makes provisions for estimated credit losses. At December 29, 2001 and December 30, 2000, there were no significant customers with total receivables in excess of 10% due to the Company. At January 1, 2000, approximately 12% of total receivables was due from the Company’s most significant customer.

Comark, Inc. and Affiliates
NOTES TO COMBINED FINANCIAL STATEMENTS — CONTINUED
December 29, 2001, December 30, 2000 and January 1, 2000

NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued

Shipping and Handling Costs

Effective with December 30, 2000, reporting, the Company has adopted EITF 00-10, “Accounting for Shipping and Handling Costs”. The Company has traditionally reflected billings to customers for freight as net sales and associated freight-out as cost of sales. With the adoption of EITF 00-10, the Company has reclassified all handling expenses from operating expenses to cost of sales for all periods presented. Reported income from operations or net income did not change.

Fair Value of Financial Instruments

The carrying value of financial instruments approximates fair value.

New Accounting Pronouncements

On July 20, 2001, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations,” and SFAS No. 142, “Goodwill and Intangible Assets.” SFAS No. 141 is effective for all business combinations completed after June 30, 2001. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001; however, certain provisions of such Statement apply to goodwill and other intangible assets acquired between July 1, 2001, and the effective date of SFAS No. 142. Major provisions of these statements and their effective dates for the Company are as follows:

1.	All business combinations initiated after June 30, 2001 must use the purchase method of accounting. The pooling of interest method of accounting is prohibited except for transactions initiated before July 1, 2001.

2.	Intangible assets acquired in a business combination must be recorded separately from goodwill if they arise from contractual or other legal rights or are separable from the acquired entity and can be sold, transferred, licensed, rented, or exchanged, either individually or as part of a related contract, asset, or liability.

3.	Goodwill, as well as intangible assets with indefinite lives, acquired after June 30, 2001, will not be amortized. Effective January 1, 2002, all previously recognized goodwill and intangible assets with indefinite lives will no longer be subject to amortization.

4.	Effective January 1, 2002, goodwill and intangible assets with indefinite lives will be tested for impairment annually and whenever there is an impairment indicator.

5.	All acquired goodwill must be assigned to reporting units for purposes of impairment testing and segment reporting.

Comark, Inc. and Affiliates
NOTES TO COMBINED FINANCIAL STATEMENTS — CONTINUED
December 29, 2001, December 30, 2000 and January 1, 2000

NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued

New Accounting Pronouncements — Continued

As of December 31, 2001, the Company does not have any intangible assets reflected in its financial statements and; therefore, will not be currently affected by SFAS No. 141 or SFAS No. 142.

During 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” to address significant implementation issues related to SFAS No. 121 “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of,” and to develop a single accounting model to account for long-lived assets to be disposed of. SFAS No. 144 carries over the recognition and measurement provisions of SFAS No. 121. Accordingly, an entity should recognize an impairment loss if the carrying amount of a long-lived asset or asset group (a) is not recoverable and (b) exceeds its fair value. Similar to SFAS No. 121, SFAS No. 144 requires an entity to test an asset or asset group for impairment whenever events or circumstances indicate that its carrying amount may not be recoverable. SFAS No. 144 provides guidance on estimating future cash flows to test recoverability. SFAS No. 144 includes criteria that have to be met for an entity to classify a long-lived asset or asset group as held for sale. However, if the criteria to classify an asset as held for sale are met after the balance sheet date but before the issuance of the financial statements, the asset group would continue to be classified as held and used in those financial statements when issued, which is a change from current practice. The measurement of a long-lived asset or asset group classified as held for sale is at the lower of its carrying amount or fair value less cost to sell. Expected future losses associated with the operations of a long-lived asset or asset group classified as held for sale are excluded from that measurement.

SFAS No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years. However, the provisions of SFAS No. 144 related to assets to be disposed of are effective for disposal activities initiated by an entity’s commitment to a plan after the effective date or after the Statement are initially applied.

Reclassifications

Certain reclassifications have been made to the prior years’ presentation to conform with the December 29, 2001 presentation.

COMARK, INC. AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS — CONTINUED
December 29, 2001, December 30, 2000 and January 1, 2000

NOTE C — PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	December 29,	December 30,
	2001	2001

Furniture, fixtures and equipment	$23,399,196	$23,875,883

Leasehold improvements	5,741,086	3,844,322

Computer software	9,926,865	9,576,160

	39,067,147	37,296,365

Less accumulated depreciation and amortization	23,955,789	21,883,461

	$15,111,358	$15,412,904

NOTE D — NOTES PAYABLE TO BANK

The Company currently has an extended credit agreement with a bank expiring May 15, 2002, which provides for a revolving line of credit whereby the Company may borrow $111,817,000. The Company is currently negotiating a 3-year revolving line of credit with a bank to take effect May 15, 2002, with a reduction in the line amount to $100,000,000.

The current line of credit bears interest, based on the Company’s option, at the bank’s corporate base rate, the swing line rate or the bank’s LIBOR-based rate (3.60%, 3.125% and 3.12375%, respectively, at December 29, 2001). At December 29, 2001 and December 30, 2000 $-0- and $55,400,000, respectively, were outstanding under the line and $111,817,000 and $102,457,000, respectively, of additional borrowings were available. The facility provides for an increase of the commitment to $185,000,000 based on certain requirements. The carrying amount of the outstanding borrowings under the line approximates fair value. The total credit facility is collateralized by substantially all of the assets of the Company. Under the agreement, the Company must maintain, among other requirements, certain leverage and interest coverage ratios, and stated levels of excess collateral and tangible net worth.

Additionally, the Company has an inventory-based line of credit, which allows the Company to borrow the lesser of $15,000,000 or 60% of eligible inventory. The line bears interest at 3.12375% and is collateralized by certain inventory. There was no availability or borrowings against the line at December 29, 2001 and December 30, 2000.

Comark, Inc. and Affiliates
NOTES TO COMBINED FINANCIAL STATEMENTS — CONTINUED
December 29, 2001, December 30, 2000 and January 1, 2000

NOTE E — TRADE CREDITORS

The Company has entered into various inventory financing agreements with credit corporations allowing a collateralized position in inventory financed by the credit corporations up to $140,000,000. At December 29, 2001 and December 30, 2000 the Company owed approximately $34,968,000 and $58,254,000, respectively, under these agreements, which is included in accounts payable. Outstanding debt under the loan and security agreement described in note D is subordinate to the inventory financing agreements.

NOTE F — COMMON STOCK

At January 2, 1994, Comark, Inc. had authorized 10,000 shares of common stock without par value, and had issued 1,000 shares at a stated value of $4 per share. On April 19, 1994, as part of a restructuring, Comark, Inc. spun-off three principal operating divisions. Subsequent to this restructuring, common stock of each of the three newly formed companies consists of 10,000 shares authorized, with 1,000 shares issued at a stated value of $1 per share. The authorized and issued shares of Comark, Inc. common stock remain unchanged. In 1996, an additional affiliated company was formed consisting of 10,000 shares of common stock authorized, with 1,000 shares issued at a stated value of $1 per share. In 1998, Comark Investments, Inc. was formed, consisting of 10,000 shares of common stock authorized, with 1,000 shares issued at a stated value of $1 per share. On January 20, 2000, W.C. Enterprises, Inc. merged with Comark, Inc. in a non-cash transaction. In 2001, 2000 and 1999, the shareholders contributed additional paid-in capital of $1,200,000, $2,000,000 and $1,100,000 to Comark Government and Education Sales, Inc., respectively.

NOTE G — LEASE COMMITMENTS

The Company entered into a lease with a related party commencing April 1, 1995, for its headquarter offices. The lease expired March 31, 1999, and currently operates as an open ended, month-to-month lease with monthly rental rates of $89,000, which may be adjusted annually, and requires the Company to pay for real estate taxes, insurance, utilities and maintenance. There are no future commitments to modify the current open-ended lease arrangement. The expected annual payments for the lease are $1,068,000.

In 1996, the Company entered into a lease for its new Hanover Park warehouse. This noncancelable operating lease commenced April 4, 1996, and expires April 3, 2006. The lease contains three, three-year renewal options, requires monthly rental rates ranging from $53,363 to $58,334, and requires the Company to pay for real estate taxes, insurance, utilities and maintenance.

Comark, Inc. and Affiliates
NOTES TO COMBINED FINANCIAL STATEMENTS — CONTINUED
December 29, 2001, December 30, 2000 and January 1, 2000

NOTE G — LEASE COMMITMENTS — Continued

In 1999, the Company entered into a lease for its new Hanover Park warehouse expansion. This noncancelable operating lease commenced June 2000 and will expire May 2006. The lease requires monthly rental rates ranging from $73,920 to $84,638, and requires the Company to pay for real estate taxes, insurance, utilities and maintenance. Occupants and functional activities formerly contained within the Company’s Bloomingdale warehouse were relocated to the Company’s new Hanover Park warehouse expansion. The Bloomingdale warehouse lease terminated July 31, 2000.

On November 21, 2000, the Company entered into a sublease for its Miami distribution facility. The terms of the sublease are from December 1, 2000 to November 1, 2002, and require the subtenant to pay the Company the sum of $231,819 in equal monthly installments commencing January 1, 2001. The termination date of the sublease is concurrent with the termination date of the original Miami distribution facility operating lease.

The Company also leases other sales office space, warehouse space and equipment under various operating leases.

Future minimum rental payments, net of sublease income, under all noncancelable operating leases as of December 29, 2001, are as follows:

2002	$3,511,877

2003	2,597,602

2004	1,769,080

2005	1,115,487

2006	423,192

Thereafter	—

$9,417,238

Rental expense for the years ended December 29, 2001, December 30, 2000 and January 1, 2000, totaled approximately $3,919,000, $4,147,000 and $3,240,000, respectively.

Comark, Inc. and Affiliates
NOTES TO COMBINED FINANCIAL STATEMENTS — CONTINUED
December 29, 2001, December 30, 2000 and January 1, 2000

NOTE H — DISPOSITION OF ASSETS

During the third quarter of 1999, the Company announced its decision to discontinue the operations of their Miami distribution facility. The facility was primarily responsible for the distribution of products to the South American marketplace. This marketplace will be serviced by the Company’s Bloomingdale, Illinois distribution facility. The closing of this facility resulted in a pre-tax charge of $2,900,000 in 1999. This charge principally reflected the write-down of certain assets to net realizable value. The Company did not incur any additional costs related to this decision subsequent to fiscal year 1999.

NOTE I — EMPLOYEE BENEFIT PLAN

The Company has a profit sharing plan that includes a salary reduction feature established under Section 401(k) of the IRC covering all employees meeting certain eligibility requirements. Under the plan, the Company matches 100% of employee pretax contributions up to 2% of the employee’s eligible compensation contributed into the plan. Additionally, the Company may, at the discretion of the Board of Directors, elect to make a profit sharing contribution to the plan. The Company’s contributions for the years ended December 29, 2001, December 30, 2000 January 1, 2000, were approximately $927,000, $614,000 and $685,000, respectively.

NOTE J — SIGNIFICANT CUSTOMER

For the years ended December 29, 2001 and January 1, 2000, sales to one customer accounted for 11% and 20%, respectively. For the year ended December 30, 2000, there were no significant customers with sales in excess of 10%.

NOTE K — SIGNIFICANT VENDORS

For the years ended December 29, 2001, December 30, 2000 and January 1, 2000, three vendors’ purchases accounted for greater than 10% of total purchases. Purchases from one vendor totaled 24%, 20% and 21%, respectively, and purchases from another vendor totaled 16%, 14% and 12% respectively, and purchases from another vendor totaled 12%, 14% and 22%, respectively.

Comark, Inc. and Affiliates
NOTES TO COMBINED FINANCIAL STATEMENTS — CONTINUED
December 29, 2001, December 30, 2000 and January 1, 2000

NOTE L — SHAREHOLDER AGREEMENT

The sale or transfer of the Company’s stock is subject to certain restrictions included in an agreement between the shareholders and the Company. The agreement gives the Company the first right of purchase, upon intended sale of the stock by any of the shareholders, at fair market value. Upon the death of a shareholder, the Company shall repurchase all shares owned by the deceased shareholder at a price as defined in the agreement. The repurchase of these shares will be partially funded through life insurance policies.

NOTE M — INCENTIVE COMPENSATION PLAN

Effective February 1, 1999, the Company adopted the Comark, Inc. Long-Term Incentive Plan that provides long-term incentive awards to certain employees of the Company. Amounts granted to employees are determined annually at the sole discretion of the board of directors and vest in 20% increments over a 5-year period. Employees are eligible to receive their yearly awards upon full vesting, and in certain instances, may receive the vested portion of their account upon termination. In addition, the Company has entered into employment contracts with certain employees, which provide for deferred compensation measured by the value of the Company and a portion of which is earned and vested over periods ending in 2004. Accelerated vesting of the deferred compensation can be triggered only upon certain events including a change in control. Compensation expense recognized in the years ending December 29, 2001, December 30, 2000 and January 1, 2000, were $2,581,864, $97,000 and $139,000, respectively.

NOTE N — SUBSEQUENT EVENTS

Subsequent to fiscal 2001, the Company underwent a corporate restructuring. The result of this restructuring was the creation of wholly-owned subsidiary companies by Comark, Inc. The wholly-owned subsidiary companies of Comark, Inc. are: Comark Corporate Sales, Inc., Comark Government and Education Sales, Inc. and USA Fulfillment, Inc.

On April 25, 2002, the Company signed a new credit agreement extending the agreement to April 23, 2003, at a maximum credit amount of $100,000,000.

On April 25, 2002 the Company entered into a Stock Purchase Agreement to sell the Company to Insight Enterprises, Inc.

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
INTRODUCTION TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2001

On April 25, 2002, Insight Enterprises, Inc. (“the Company”) acquired all of the outstanding stock of Comark, Inc. and Comark Investments, Inc. (collectively, “Comark”). The purchase price was paid by delivery of $100,000,000 in cash and 2,306,964 shares of Insight Enterprises, Inc. common stock valued at $50,000,000.

The following Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2001 assumes the completion of the Company’s acquisition of Comark as of December 31, 2001. The Unaudited Pro Forma Condensed Consolidated Statement of Earnings for the year ended December 31, 2001 gives effect to the business combination involving the Company and Comark as if the combination occurred on January 1, 2001.

The following unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and does not purport to present the consolidated financial position or consolidated results of operations of Insight Enterprises, Inc. and Comark had the acquisition and the other events assumed therein occurred on the dates specified, nor is it necessarily indicative of the results of operations as they may be in the future or as they may have been had the acquisition and such other events been consummated on the dates shown. The Unaudited Pro Forma Condensed Consolidated Financial Statements are based on certain assumptions and adjustments described in the related Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements and should be read in conjunction with the Stock Purchase Agreement, the audited historical consolidated financial statements and related notes thereto of Insight Enterprises, Inc., included in our Annual Report on Form 10-K for the year ended December 31, 2001 and the audited historical combined financial statements and related notes thereto of Comark, Inc. and Affiliates for the year ended December 29, 2001, included in Item 7(a) of this Form 8-K/A.

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2001
(in thousands)

	Insight	Comark,
	Enterprises,	Inc. &	Pro Forma		Pro Forma
ASSETS	Inc.	Affiliates	Adjustments		As Adjusted

Current assets:

Cash and cash equivalents	$31,868	$—	$—		$31,868

Accounts receivable, net	304,680	155,115	—		459,795

Inventories, net	33,754	43,342	—		77,096

Prepaid expenses and other current assets	13,046	2,091	—		15,137

Total current assets	383,348	200,548	—		583,896

Property and equipment, net	105,663	15,112	—		120,775

Goodwill, net	108,731	—	61,493	(a)	170,224

Other assets	670	43	—		713

	$598,412	$215,703	$61,493		$875,608

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:

Current portion of long-term debt	$2,616	$—	$—		$2,616

Current portion of obligations under capital leases	393	—	—		393

Accounts payable	180,803	100,800	—		281,603

Accrued expenses and other current liabilities	39,794	19,020	7,376	(b)	66,190

Total current liabilities	223,606	119,820	7,376		350,802

Long-term debt, less current portion	15,538	—	—		15,538

Obligations under capital leases, less current portion	690	—	—		690

Deferred compensation	—	2,890	(2,890	)(b)	—

Lines of credit	38,524	—	100,000	(c)	138,524

	278,358	122,710	104,486		505,554

Stockholders’ equity:

Preferred stock	—	—	—		—

Common stock	427	8	15	(d)	450

Additional paid-in capital	170,982	5,202	44,775	(d)	220,959

Retained earnings	174,288	87,783	(87,783	)(d)	174,288

Accumulated other comprehensive income – foreign currency translation adjustment	(2,334)	—	—		(2,334)

Treasury stock	(23,309)	—	—		(23,309)

Total stockholders’ equity	320,054	92,993	(42,993)		370,054

	$598,412	$215,703	$61,493		$875,608

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
YEAR ENDED DECEMBER 31, 2001
(in thousands, except per share amounts)

	Insight	Comark, Inc.	Pro Forma		Pro Forma
	Enterprises. Inc.	& Affiliates	Adjustments		as Adjusted

Net sales	$2,082,339	$1,467,549	$(28,844	)(e)	$3,521,044

Cost of goods sold	1,840,167	1,321,121	(28,481	)(e)	3,132,807

Gross profit	242,172	146,428	(363)		388,237

Operating expenses:

Selling and administrative expenses	167,627	102,150	—		269,777

Expenses related to closure of German operation	10,566	—	—		10,566

Acquisition integration expenses	7,194	—	—		7,194

Aborted IPO costs	1,354	—	—		1,354

Amortization of goodwill	1,910	—	—		1,910

Earnings from operations	53,521	44,278	(363)		97,436

Non-operating expense, net	770	3,365	3,483	(f)	7,618

Earnings before income taxes	52,751	40,913	(3,846)		89,818

Income tax expense	18,864	798	13,669	(g)	33,331

Net earnings	$33,887	$40,115	$(17,515)		$56,487

Earnings per share:

Basic	$0.82	$—	$—		$1.29

Diluted	$0.80	$—	$—		$1.26

Shares used in per share calculation:

Basic	41,460	—	2,307		43,767

Diluted	42,389	—	2,307		44,696

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2001

(1)	General Information

The Unaudited Pro Forma Condensed Consolidated Financial Statements reflect the payment of $100,000,000 in cash and the issuance of 2,306,964 shares of Insight Enterprises, Inc. common stock valued at $50,000,000, subject to adjustments for: (i) an $85,500,000 minimum net book value requirement for Comark as of April 25, 2002; and (ii) certain contingent cash payments of up $3,600,000 based on the post-closing performance of Comark, Inc. and affiliates (“Comark”) during the period from April 25, 2002 through December 31, 2003. The acquisition has been recorded as a purchase transaction in accordance with accounting principles generally accepted in the United States of America and accordingly Comark’s assets and liabilities are recorded at their estimated fair values at the date of the acquisition.

For pro forma purposes, the purchase price has been allocated to the assets acquired and liabilities assumed as follows (in thousands):

Purchase price paid as:

Borrowings on lines of credit		$100,000

Common stock		23

Additional paid-in capital		49,977

Total purchase price		150,000

Fair value of net assets acquired:

Current assets	$200,548

Property and equipment	15,112

Other assets	43

Current liabilities	(127,196)

Total fair value of net assets acquired		88,507

Excess purchase price over fair value of net assets acquired (goodwill)		$61,493

(2)	Pro forma Adjustments

The unaudited pro forma condensed consolidated financial statements reflect the acquisition and give effect to the following adjustments:

(a)	To reflect the excess purchase price over the estimated fair value of net assets acquired (goodwill).

(b)	To reflect the increase in amount and reclassification to current liabilities for the accelerated vesting of deferred compensation due to the acquisition.

(c)	To reflect the borrowings on lines of credit to finance the cash portion of the purchase price.

(d)	To reflect the elimination of the stockholders’ equity accounts of Comark and to reflect the issuance of Insight Enterprises, Inc. common stock as partial consideration for the purchase.

(e)	To reflect the elimination of sales and cost of sales for historical sales between Comark and Insight Enterprises, Inc.

(f)	To reflect the increase in interest expense resulting from the borrowings on lines of credit to finance the cash portion of the purchase price. The interest rate is assumed to be a blended rate of 3.48 percent. A change of 1/8 percent in the interest rate would result in a change in interest expense and net earnings of $125,000 and $77,000, respectively.

(g)	To reflect the income tax effect of eliminating net income applicable to sales between Comark and Insight Enterprises, Inc. and increased interest expense and to reflect income taxes on historical net earnings of Comark at an effective rate of 39.03 percent.

The pro forma adjustments are based on the information and assumptions available as of the date of this Form 8-K/A. The unaudited pro forma condensed consolidated financial statements do not give effect to any cost savings or synergies that may result from the integration of the operations of Comark and Insight Enterprises, Inc.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2002	/s/ Stanley Laybourne Stanley Laybourne Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

to

FORM 8-K/A

AMENDMENT NO. 1 TO FORM 8-K

CURRENT REPORT

Date of Report: April 25, 2002

Incorporated
Exhibit		by Reference to/
Number	Description	Filed Herewith

2.1	Stock Purchase Agreement dated as of April 25, 2002 by and among Insight Enterprises, Comark, Inc, Comark Investments, Inc., Philip E. Corcoran and Charles S. Wolande*	Incorporated by reference to Exhibit 2.1 to Form 8-K filed May 10, 2002

23.1	Consent of Grant Thornton, LLP	Filed herewith

*	Excluding exhibits and schedules, which will be provided to the Commission supplementally upon request.